Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries, Inc. Announces Extension and Amendments to Credit Facility,

Agreement in Principle for Expansion of Credit Relationship with PNC Bank

HOUSTON, December 17, 2012 /PRNewswire-FirstCall/ — Flotek Industries, Inc. (NYSE: FTK - News) (“Flotek” or the “Company”) today announced that it has entered into an Amendment to its current credit facility with PNC Bank (“PNC”) that, among other terms, extends the maturity to January 31, 2013 and allows the Company to repurchase up to $40 million of its outstanding convertible notes.

In addition, the Company announced that it has reached an agreement in principle on a permanent restatement and extension of its facility with PNC Bank and expects to complete formal documentation and closing prior to year-end.

“We are pleased that PNC Bank has agreed to extend the terms of our current credit facility and to expand our relationship. Once finalized, this will provide Flotek with capital to refinance all of our remaining convertible notes and additional access to capital on flexible and efficient terms to fund our future growth plans,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “PNC has been an exceptional partner for Flotek over the past two years and we look forward to expanding our partnership in the months and years to come.”

Chisholm continued, “Combined with our cash position of nearly $30 million Flotek is well positioned to finish the year in one of the strongest financial positions in the history of our Company, a testament to the hard work and dedication of the entire Flotek team over the past twelve months.”

A complete summary of the Amendment to the current facility can be found in a Form 8-K filed today with the U.S. Securities and Exchange Commission. The terms of the expanded and restated credit facility will be released upon completion of the final agreement between the Company and PNC. While the agreement in principle indicates the Company and PNC have agreed to conceptual terms of a new credit agreement, there can be no assurance that the parties will agree to final, binding terms and conditions.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of innovative specialty chemicals and down-hole drilling and production equipment. Flotek manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.